                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                ______________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   April 2, 2001
                                                   -------------


                                SONICPORT, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



          Nevada                        0-23365                 84-1290152
--------------------------------------------------------------------------------
(State of Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)         Identification No.)


              21621 Nordhoff Avenue, Chatsworth, California 91311
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)



Registrant's telephone number, including area code        (818) 678-4535
                                                   -----------------------------

Item 2.  Acquisition or Disposition of Assets.

SonicPort, Inc. (the "Registrant") entered into an Amended and Restated Share Exchange Agreement, dated as of March 30, 2001 (the "Share Exchange Agreement") by and among, the Registrant, US Dataworks, Inc. ("Dataworks") and the stockholders of Dataworks named therein (the "Sellers"). Pursuant to the Share Exchange Agreement, on April 2, 2001 (the "Closing"), the Registrant acquired from the Sellers all of the shares of Dataworks (the "Acquisition") in exchange for an aggregate of 18,666,667 shares of the Registrant's common stock (the "Acquisition Shares") and five year warrants (the "Warrants") to purchase an aggregate of 1,000,000 shares of Registrant's common stock at an exercise price of $.73 per share. Of the Acquisition Shares, 4,000,000 shares had previously been issued to the Sellers in consideration for extending the date for closing of the Acquisition, 13,066,667 shares were issued at the Closing and 1,600,000 shares are to be issued as soon as practicable after David Baeza and Stanton Dodson (the "Contributors") have contributed such number of shares pursuant to a Contribution Agreement dated as of April 3, 2001 (the "Contribution Agreement")
among the Registrant and the Contributors.   Pursuant to the Contribution
Agreement, at the Closing and as a condition thereof, the Contributors contributed an aggregate of 2,400,000 shares of the Registrant's common stock to the capital of the Registrant.

At the Closing, pursuant to the Share Exchange Agreement, David Baeza resigned as President and Chief Executive Officer of the Registrant and was appointed as Vice Chairman and Chief Marketing Officer, and John Cooper was appointed as President and Chief Executive Officer.

The consideration for the Acquisition was negotiated on an arms length basis. The Registrant received a letter from Houlihan Lokey Howard & Zukin as to the fairness of the Acquisition to the shareholders of the Registrant from a financial point of view.

John Cooper ("Cooper"), a director of the Registrant who was appointed the Registrant's President and Chief Executive Officer concurrently with the Closing, was one of the Sellers. Cooper received and will be receiving an aggregate of 2,296,000 Acquisition Shares and Warrants to purchase 123,000 shares of the Registrant's Common Stock. Additionally, Richard Shapiro ("Shapiro"), the Registrant's Treasurer, Chief Financial Officer, Senior Vice President and Secretary, was one of the Sellers. Shapiro received and will be receiving an aggregate of 2,296,000 Acquisition Shares and Warrants to purchase 123,000 shares of the Registrant's Common Stock. One of the liabilities of Dataworks which remained after the Closing was a promissory note in the principal amount of $1,300,000 in favor of Allstate Communications Inc. of which certain of the Sellers, including Cooper and Shapiro, are shareholders. Additionally, concurrently with the Closing, the Registrant and Dataworks entered into a Service Agreement with Starline Communications Inc. ("Starline") pursuant to which Dataworks, inter alia, agreed to provide to Starline and certain affiliates of Starline certain services including fraud control, data base management and processing of credit card transactions. Certain of the Sellers (but not Shapiro or Cooper) are shareholders of Starline.

Pursuant to a Stockholders Voting Agreement dated as of April 3, 2001, among the Registrant and the Contributors, the Contributors agreed to vote the shares of the Registrant's Common Stock owned by them to elect a designee of the Sellers to the Registrant's board of directors for the period specified therein. As of the date of this Report, the Sellers have not designated any individual.

Dataworks, based in Houston, develops, markets, and supports proprietary transaction processing software. Its customer base includes many of the nation's largest financial institutions, credit card companies, government institutions, and high volume merchants.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

a)       Financial Statements of Businesses Acquired.
         The financial statements required by this item are not included in this initial report on form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date hereof.

(c) Exhibits.

    10.1 Amended and Restated Share Exchange Agreement, dated as of March 31, 2001 by and among, SonicPort, Inc., US Dataworks, Inc. and the stockholders of US Dataworks, Inc. named therein.

    10.2 Contribution Agreement dated as of April 2, 2001 among Stanton Dodson, David Baeza and SonicPort, Inc.

    10.3 Stockholders Voting Agreement dated as of April 2, 2001 among Stanton Dodson and David Baeza on the one hand, and SonicPort, Inc., on the other hand.

    10.4 Service Agreement dated as of April 2, 2001 among Starline Communications International, Inc., US Dataworks, Inc. and SonicPort, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SONICPORT, INC.
       Date  April 12, 2001
             --------------                   By /s/ John Cooper
                                                 ---------------
                                              Name: John Cooper
                                              Title:  President